EXHIBIT 24

                          POWER OF ATTORNEY

      We, the undersigned directors of Questar Gas Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2000 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Gas Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2000 and any and all amendments to such Report.

      Witness our hands on the respective dates set forth below.

  Signature                          Title                    Date


 /s/ R. D. Cash              Chairman of the Board            2-13-01
 R. D. Cash



 /s/ K. O. Rattie            Vice Chairman                    2-13-01
 K. O. Rattie



 /s/ D. N. Rose             President & Chief                 2-13-01
 D. N. Rose                 Executive Officer
                                Director


 /s/ W. Whitley Hawkins         Director                      2-13-01
 W. Whitley Hawkins



 /s/ Robert E. Kadlec           Director                      2-13-01
 Robert E. Kadlec



 /s/ Dixie L. Leavitt           Director                      2-13-01
 Dixie L. Leavitt



 /s/ Gary G. Michael            Director                      2-13-01
 Gary G. Michael



 /s/ Harris H. Simmons          Director                      2-13-01
 Harris H. Simmons